UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2016

Date of Report (Date of Earliest Event Reported)

 WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

680 Fifth Avenue, Suite 1901, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 596-3480

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

(a)	Effective April 13, 2016, Kenneth A. Shewer resigned from his position as the Principal Financial/Accounting Officer of Kenmar Preferred Investments LLC (the “Managing Owner”).
(b)	Effective April 13, 2016, Atinder S. Jaggi was appointed the Principal Financial/Accounting Officer of the Managing Owner.

Atinder S. Jaggi has been the Director of Fund Administration since November 2015. Mr. Jaggi joined the Managing Owner in 2008. Mr. Jaggi is responsible for the development and execution of the administration group support responsibilities including managing relationships with services providers and has oversight of staff performing fund accounting, audit, tax and regulatory filing functions. He is also responsible in conjunction with outside counsel to draft, review and finalize/update offering documents, trading advisor agreements and various other related operating agreements to onboard managed accounts. Mr. Jaggi received a B.S. in Commerce from Delhi University, India in 2003, M.S. in Commerce from Annamalai University, India in 2005 and a MBA in Finance from University of Bridgeport, CT in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on April 13, 2016.

WORLD MONITOR TRUST III – SERIES J
(Registrant)

	By:	Kenmar Preferred Investments LLC
its Managing Owner

Date: April 13, 2016	By:	/s/ James Parrish
Name: James Parrish
Title: President